EXHIBIT 99.1
------------

RIVERSIDE, Calif. - (BUSINESS WIRE) -- July 28, 1999 -- LIFE Financial Corporation, parent of Life Bank (Nasdaq; LFCO), has announced that pursuant to the board meeting yesterday, July 27, 1999, Daniel L. Perl is no longer President/Chief Executive Officer and Chairman of Life Bank nor President and Chief Executive Officer of LIFE Financial Corporation.

Ronald G. Skipper, Chairman of the Board of LIFE Financial Corporation announced today that "Business will be conducted as usual. A successor President/Chief Executive Officer, who holds shareholder value as a primary objective, will be named shortly."

LIFE is headquartered in Riverside, California and operates five (5) branch banks in Southern California.

The statements contained in this release that are not of historical facts are forward-looking statements based upon management's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those anticipated by management. Actual results may differ from those projected in the forward-looking statements. These forward-looking statements involve risk and uncertainties.